SWK Holdings Collaborative Approach to Life Science Financing Shareholder Presentation November 17, 2021

Forward-looking and Cautionary Statements Statements in this presentation that are not strictly historical, and any statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for subsequent periods. The Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise. Our specialty finance and asset management businesses are conducted through separate subsidiaries and the Company conducts its operations in a manner that is excluded from the definition of an investment company and exempt from registration and regulation under the Investment Company Act of 1940. This presentation is neither an offer to sell nor a solicitation of any offer to buy any securities, investment product or investment advisory services, including such services offered by SWK Advisors LLC. This presentation does not contain all of the information necessary to make an investment decision, including, but not limited to, the risks, fees and investment strategies of investing in life science investments. Any offering is made only pursuant to the relevant information memorandum, a relevant subscription agreement or investment management agreement, and SWK Advisors LLC’s Form ADV, all of which must be read in their entirety. All investors must be “accredited investors” and/or “qualified purchasers” as defined in the securities laws before they can invest with SWK Advisors LLC. Life science securities may rely on milestone payments and/or a royalty stream from an underlying drug, device, or product which may or may not have received approval of the Food and Drug Administration (“FDA”). If the underlying drug, device, or product does not receive FDA approval, it could negatively impact the securities, including the payments of principal and/or interest. In addition, the introduction of new drugs, devices, or products onto the market could negatively impact the securities, since that may decrease sales and/or prices of the underlying drug, device, or product. Changes to Medicare reimbursement or third-party payor pricing could negatively impact the securities, since they could negatively impact the prices and/or sales of the underlying drug, device, or product. There is also risk that the licensing agreement that governs the payment of royalties may terminate, which could negatively impact the securities. There is also the risk that litigation involving the underlying drug, device, or product could negatively impact the securities, including payments of principal and/or interest on any securities.

SWK Holdings - Overview

Custom financing solutions for commercial-stage healthcare companies and royalty owners

Underserved, High-Need Market

- SWK targets $5mm to $25mm financings, a market niche that is largely ignored by larger market participants and generates attractive full-cycle returns
- Business focus is secured financings and royalty monetizations but will selectively consider equity-like opportunities and M&A
- Experienced and aligned management and Board with extensive life science network
- As of November 8, 2021, completed financings with 42 parties deploying $600mm of capital

Demonstrated Success, Attractive Returns

- Targets unlevered, mid-teens gross return on capital with a portfolio effective yield* of 13.8% for 3Q21
- 22 exits from inception through November 16, 2021 generating a 21% IRR and 1.4x MOIC
- Specialty finance segment generated an 15.1% LTM adjusted return on finance segment tangible book value**
- Compounded book value per share at a 10% CAGR from 4Q12 to 3Q21's $20.36

Focus on Shareholder Returns

- Demonstrated shareholder value creation: Enteris acquisition, share repurchases, and NASDAQ uplisting
- Shareholder value creation strategy:
  - Increase book value per share at a 10%+ CAGR
  - Serve as partner of choice for life sciences companies and inventors seeking $25mm or less
  - Selective organic and inorganic investment in Enteris or other equity-like opportunities
  - Generate current income to utilize SWK's substantial NOL asset, $289mm as of December 31, 2020

*Effective yield is the rate at which income is expected to be recognized pursuant to the Company's revenue recognition policies, if all payments are received pursuant to the terms of the finance receivable; excludes warrants

**Numerator is specialty finance division's adjusted non-GAAP net income; Denominator is shareholders equity less the deferred tax asset and Enteris PP&E and net intangibles and goodwill, which adds back the contingent consideration payable

SWK HOLDINGS

3

SWK Holdings - Segments

SWK operates through two segments: Life Science Specialty Finance and Enteris BioPharma

Centered on SWK's core focus on monetizing revenue streams and intellectual property

LIFE SCIENCE SPECIALTY FINANCE

- Senior secured term loans
- Royalties
- Synthetic royalties
- Product acquisitions

ENTERIS BIOPHARMA

- Peptelligence® and ProPerma™ dosing technologies
- CDMO services
- 505b2 drug development

4

Life Science Finance Opportunity Achieve high current yield from investment in non-correlated assets Access to capital is challenging for small/mid-sized life science companies - Few participants exist for sub-$25mm life science financings Life science products are highly portable - Approved & marketed products and/or royalty streams are valuable collateral Revenues are predictable and have low correlation to economic growth and macro factors Mitigate FDA & clinical trial risk by focusing on commercial opportunities

Value Creation Strategy Deploy balance sheet capital into secured financing portfolio • SWK has established reputation as a go-to capital provider for this underserved market • Majority of financings structured with warrants or other equity-like upside features to enhance return profile Selectively consider non-structured finance capital deployment opportunities • Organic and inorganic capital deployment into Enteris • Leverage SWK contacts, infrastructure, and lessons learned from Holmdel success Optimize capital structure to boost ROE • SWK targets a 10%+ ROE • SWK carries minimal leverage while similarly sized BDCs often carry 50% to 75% debt/equity leverage • Opportunistic share repurchases SWK believes this strategy can continue to achieve a 10%+ book value per share CAGR

Book Value Components Tangible Finance Book Value / Share = $17.50 • Excludes value of deferred tax asset, net Enteris intangibles and goodwill*, and Enteris PP&E • SWK’s targets 10%+ CAGR of tangible finance book value / share Plus: Enteris Biopharma Net Book Value / Share = $1.10 • In August 2019, SWK paid $21.5 million upfront to acquire Enteris • The seller will also receive a portion of future proceeds from the Cara Therapeutics licensing agreement and if out-licensed, proceeds from certain 505 (b)(2) assets (refer to slide 23) • At 9/30/21 Enteris book value net of contingent liabilities totaled $14.0 million ($1.10 / share) Plus: Deferred Tax Asset / Share = $1.77 • At 12/30/20 SWK had federal net operating losses of $289.4 million • The NOLs will expire by 2037 with approximately half expiring by 2021 9/30/21 Total Book Value per Share of $20.36 * Intangible assets, net plus goodwill less contingent consideration payable

Corporate Milestones

2014
- ✓ $113mm raised through private placement and rights offering
- ✓ Ended year with $93mm yielding assets

2015
- ✓ Winston Black named CEO
- ✓ 1/10 effective reverse stock split
- ✓ Ended year with $99mm yielding assets

2016
- ✓ Team rebuilt and investment process improved
- ✓ Ended year with $143mm yielding assets

2017
- ✓ Holmdel sold – 3.5x CoC return
- ✓ Ended year with $154mm yielding assets

2018
- ✓ Secured $20mm credit facility with State Bank
- ✓ Announced share repurchase program in 4Q18
- ✓ Ended year with $167mm yielding assets

2019
- ✓ 17th partner exit realized, bringing the weighted avg. IRR on all exits to 20%
- ✓ Acquired Enteris BioPharma
- ✓ Ended year with $173mm yielding assets

2020
- ✓ Uplisted to Nasdaq and added to Russell 2000 Index
- ✓ Ended year with $206mm yielding assets
- ✓ Dr. Rajiv Khosla hired as Enteris CEO
- ✓ Enteris received $5.0m milestone payments from Cara

2021
- ✓ At 3Q21, had $199mm yielding assets
- ✓ Completion of Enteris manufacturing expansion and launch of CDMO business
- ✓ Completed Strategic Review process to maximize value for stockholders

SWK HOLDINGS

8

Third Quarter 2021 Recap CONFIDENTIAL 9 CORPORATE UPDATES FINANCE RECEIVABLES UPDATES • Conclusion of strategic review process with SWK to focus on specialty finance receivables business • SWK evaluating ongoing dividend and additional leverage • As of September 30, 2021, tangible book value per share was $17.50, a 12.7% increase from September 30, 2020 • For the third quarter 2021, finance portfolio effective yield was 13.8%, a 40-bps increase compared with 13.4% for the third quarter 2020 • For the third quarter 2021, finance portfolio realized yield was 18.8%, compared to 17.4% for the third quarter 2020 • Core finance receivables business generated adjusted non-GAAP net income of $7.7 million for the quarter ended September 30, 2021, a 17.6% increase compared to $6.6 million for the quarter ended September 30, 2020 • As of September 30, 2021, total investment assets were $206.3 million, a 10.3% increase from September 30, 2020 • During the quarter ended September 30, 2021, no borrowers experienced liquidity events or repaid SWK. However, after quarter close, two borrowers repaid SWK financings: • Thermedx: repaid $0.5 million subordinate note • Misonix: acquired by Bioventus for $518.0 million. Misonix made a $31.6 million payment to SWK to pay principal, accrued interest, and exit fees. SWK tendered its Misonix stock at $28 per share and received $1.9 million of cash and 71,361 shares of Bioventus common stock, which are freely tradeable

Finance Segment Portfolio Overview: 3Q21 * Finance receivables and marketable investments; does not include new or repaid finance receivables closed post-quarter ** Includes public company warrants; private warrants carried at zero value / not valued on balance sheet ***As of 11/16/21 • Yielding Assets:* $199mm • Total Investment Assets:** $206.2mm Financing Segment Portfolio Value • Actively Financed Entities: 26 • Avg. GAAP Balance per Entity: $7.7mm • Finance Receivables Non-Accrual Balance: $11.8mm • Total Unfunded Commitments: $6.4mm*** Metrics Portfolio Composition First Lien Royalty Warrants 24% 3% 73%

Financial Snapshot * Defined as finance receivables plus marketable investments ** Eliminates provision for income taxes, Enteris intangibles amortization, and non-cash mark-to-market changes on warrant assets and equity securities; see reconciliation on page 29; 2019 Non-GAAP Adjusted Net Income was reduced by $1.2mm of Enteris transaction expenses

Financing Strategy SWK Targets Low-to-Mid Teens Effective Yields 3Q21 Finance Segment Effective Yield was 13.8% * Finance receivables plus marketable investment; includes non-accruals ** Effective yield is the rate at which income is expected to be recognized pursuant to the Company’s revenue recognition policies, if all payments are received pursuant to the terms of the finance receivable; excludes warrants Yielding Portfolio and Weighted Effective Yield ($ in millions; at end of period)$150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 10.0% 12.5% 15.0% Yielding Portfolio* Effective Yield**

Financing Strategy SWK’s Portfolio Realized Yield Has Consistently Exceeded the Projected Yield as Actual Receipts Exceeded Internal Forecasts *Portfolio Realized Yield is inclusive of all fees and is calculated based on the simple average of finance receivables at the beginning and end of period Realized Yield vs Effective Yield ($ in millions; at end of period) 5.0% 10.0% 15.0% 20.0% 25.0% Effective Yield Realized Yield*

Current Structured Credit Portfolio

Current Royalty Portfolio

Portfolio Realizations

- As of November 16, 2021, SWK has exited 22 financings for a total 1.4x CoC return and 21% weighted average IRR
  - 19 resulted in positive realizations with a cumulative 1.5x CoC and weighted average 29% IRR
  - SynCardia position was sold to distressed private equity firm with SWK recouping 58% of principal
  - Response Genetics exited via Chapter 11 and sold to a strategic buyer with SWK recouping 47% of principal
  - Hooper and Hooper II loans cumulatively resulted in an aggregate $0.4mm loss/0.98x CoC return

$ in 000s

Investments	Origination	Payoff	Cost*	Proceeds	CoC	IRR	Notes
Nautilus	12/05/12	12/17/13	$ 22,500	$ 28,606	1.3x	28%	Key asset was Cambia
Parnell	01/23/14	06/27/14	25,000	27,110	1.1x	21%	
PDI	10/31/14	12/22/15	20,000	25,028	1.3x	23%	
Tribute	08/08/13	02/05/16	14,000	18,349	1.3x	18%	
Galil	10/31/14	06/15/16	12,500	16,601	1.3x	21%	
Nanosphere	05/14/15	06/30/16	10,000	14,362	1.4x	48%	
Syncardia First	12/13/13	06/24/16	12,688	8,524	0.7x	-30%	
Syncardia Second	12/13/13	06/24/16	5,850	3,255	0.6x	-39%	
Syncardia Preferred	09/15/14	06/24/16	1,500	-	0.0x	-100%	
Response Genetics	07/30/14	10/07/15	12,257	5,780	0.47x	-47%	
Holmdel	12/20/12	02/23/17	6,000	21,084	3.5x	63%	
Hooper	04/17/15	05/12/17	5,000	6,754	1.4x	20%	
Narcan	12/12/16	02/28/18	17,500	38,428	2.2x	83%	Continue to own a residual royalty
OraMetrix	12/15/16	05/01/18	8,500	10,603	1.2x	19%	
Parnell	11/22/16	07/30/18	13,500	19,327	1.4x	26%	
Hooper II	05/12/17	10/10/18	21,340	19,162	0.9x	-16%	
EyePoint	03/28/18	02/13/19	20,000	25,168	1.3x	34%	Continue to own warrants
Thermedx	05/05/16	05/22/19	3,500	5,773	1.6x	21%	
Cheetah Medical	01/15/19	09/30/19	10,000	12,487	1.2x	32%	
Aimmune Therapeutics	02/12/19	10/20/20	3,686	4,430	1.2x	20%	
Tenex	07/01/16	04/01/21	8,300	13,066	1.6x	16%	
Harrow Health	07/19/17	04/20/21	10,328	15,413	1.5x	15%	Continue to own warrants
Misonix	06/02/15	10/29/21	17,882	45,659	2.6x	15%	
FC2	03/05/18	08/13/21	10,000	18,795	1.9x	36%	Continue to own a residual royalty
Total Realized / Wtd. Avg			**$ 291,830**	**$ 403,764**	**1.38x**	**21%**	

SWK HOLDINGS

16

Portfolio Realizations to Strategic Buyers

- 13 realizations to strategic buyers demonstrated a median 28% LTV of SWK's original loan value
- 10 of the 13 businesses were not profitable at time of sale, validating SWK's revenue and IP-based underwriting methodology

$ in mm

Target	Buyer	Closing Date	Transaction EV	SWK Loan at Cost*	SWK Loan / Transaction	LTM Sales	EV / LTM Sales	Target Profitable Sale?	Notes
Nautilus	Depomed	12/17/13	$ 48.7	$ 22.5	46%	$ 15.4	3.2x	N	
Response Genetics	Cancer Genetics	10/07/15	5.8	12.3	213%	16.7	0.3x	N	
PDI	Publicis	12/22/15	33.0	20.0	61%	129.3	0.3x	Y	CSO Division Only; Transaction EV assumes 50% near-term earn-outs achieved
Tribute	Aralez	2/1/16	147.6	14.0	9%	26.5	5.6x	N	
Galil	BTG plc	5/16/16	84.4	12.5	15%	22.7	3.7x	N	Transaction EV excludes $26mm of milestones
Nanosphere	Luminex	6/30/16	77.0	25.0	32%	23.1	3.3x	N	
InnoPran XL**	ANI Pharma	2/23/17	30.5	6.0	28%	11.1	2.7x	Y	
Orametrix	Dentsply Sirona	5/1/18	90.0	8.5	9%	20.0	4.5x	Y	Transaction EV excludes up to $60mm in earn-outs
Hooper II	Quest	10/10/18	27.8	26.6	96%	61.3	0.5x	N	Loan value includes non-SWK revolver ($8mm); Workout fees totaled $4mm
Cheetah Medical	Baxter	10/24/19	190.0	20.0	11%	22.2	8.6x	N	Transaction EV excludes up to $40mm in earn-outs
Aimmune Therapeutics***	Nestle	10/14/20	2,139.0	131.5	6%	-	NA	N	SWK partnered with KKR on the transaction
Tenex	Trice	4/1/21	25.0	8.3	33%	12.3	2.0x	Y	Excludes earn-outs
Misonix	Bioventus	10/29/21	518.0	30.1	6%	74.0	7.0x	N	
Median					**28%**		**3.3x**		

** Cost measured as greatest of principal advanced at deal close and additional add-ons, including restructuring fundings*
*** InnoPran XL was the primary asset of Holmdel Pharmaceuticals, LP*
**** SWK owned 4.5% of the Aimmune loan.*

SWK HOLDINGS
17

Sourcing „H SWK has a well-developed and diversified sourcing network „H SWK balances proprietary opportunities with deal flow from trusted, boutique investment banks and brokers „H SWK typically faces limited competition due to proprietary sourcing network and focus on sub-$20mm financings „H From 2017-2020, SWK submitted terms on 96 transactions and closed 19% of submitted proposals „H Deals completed from 2017 through 2020 were sourced from a variety of relationships Boutique HC Ibanks 27% Private equity relationship 4% Prior financing discussion 14% Co-lender relationship 23% Board relationship 4% In-bound due to SWK being public 5% Refinance 5% Internally sourced 18%

Financing Structures 19 Product Acquisition • Primarily first lien senior secured loans, though will selectively evaluate second lien opportunities • Typically include covenants, prepayment penalties, origination and exit fees, and warrant coverage • Provide working capital to support product commercialization and M&A Hybrid Financing Synthetic Royalty Royalties Structured Debt • Companies: fund pipeline development & leverage a lower cost of capital for higher ROI projects • Institutions: capital planning for operating budgets, funding R&D initiatives, & financial asset diversification • Inventors: financial asset diversification, fund start-up company • Marketer creates a ‘royalty’ by selling an interest in a future revenue stream earned with a single product or basket of products in exchange for an upfront payment and potential future payments • Ability to structure tiered revenues, reverse tiers, minimum payments, caps, step-downs and buy-out options, similar to a license agreement between innovator and marketer • Combination of royalty and revenue-based financings • Can take on many forms, including structured debt and equity investments • Target legacy products with established revenue trends, minimal marketing and infrastructure requirements

Value Proposition to Partners „H Smaller companies often don¡¦t have financial profile to qualify for traditional financing sources „H Companies in this niche often have few options outside of a dilutive equity raise „H The IPO market is largely closed to companies of this size requiring expensive and difficult private equity sourcing „H Many alternative financing sources have grown too large to care about smaller companies „H Some historical financing sources have been acquired by regulated financial institutions that due to regulatory constraints cannot lend to unprofitable companies and prohibit SWK-style transactions „H Venture lenders often require principal payback over a shorter period than SWK¡¦s structures, often stressing borrowers by sapping valuable working capital from their businesses during periods of high growth, when they need the capital the most Through RIA arm and industry relationships, SWK can access additional capital to finance larger opportunities Structures financings to preserve liquidity and match a growing company¡¦s revenue profile Provides its borrowers with access to its network of capital markets resources and operators Asset base and nimble structure position SWK to serve the sub-$25mm financing market

Historical Financing: Narcan Royalty 21 OPPORTUNITY SOLUTION • Opiant is a publicly-traded drug development company that receives a royalty on Narcan for developing the drug’s unique formulation • Novel formulation has a faster time to onset and more convenient and safer administration • Opiant needed capital to pursue development programs • At time of monetization, Opiant was a thinly traded OTC stock and management believed the share price did not reflect underlying asset value, thus a share offering was not an attractive option • SWK structured a capped royalty that was smaller than competing proposals, and allowed Opiant to retain tail economics • In December 2016, SWK funded $13.8mm in exchange for a royalty that was capped at a 1.5x CoC return • On August 8, 2017 upon achieving $25mm in cumulative sales during two consecutive quarters, SWK funded additional $3.8mm with a 1.5x CoC return cap • Narcan sales exceeded forecasts; CoC return cap achieved in February 2018 • SWK retains a residual royalty ranging from 5% to 10% through expiry of Narcan IP Narcan is the only FDA approved, intranasal Naloxone product for the treatment of opioid overdose Narcan is appropriately priced with revenue growth from expanded distribution, not price hikes

Historical Financing: Galil Medical 22 OPPORTUNITY SOLUTION • In 2014, Galil was on the cusp of accelerating revenue growth, but was not yet cashflow positive and could not tap traditional financing channels • Galil needed additional capital to run clinical trials and expand its sales force • In December 2014, SWK provided a $12.5mm senior secured term loan structured to delay principal repayment until growth initiatives matured • In late 2015, SWK committed to provide additional financing to support Galil’s proposed acquisition of a competitor • The transaction was not consummated, but SWK’s support permitted opportunistic bid • By early 2016, the growth initiatives were bearing fruit, and in June 2016, Galil was acquired by BTG plc for $84mm plus up to $26mm in earn-outs • The SWK facility gave Galil capital to grow the business and garner a higher acquisition price while allowing the equity owners to capture maximum upside • SWK facility represented 15% LTV of the take-out price • SWK generated a 1.3x cash-on-cash return and 20% IRR Galil is a privately-held medical device company that delivers innovative cryotherapy solutions for tumor ablation

Enteris BioPharma Acquisition – A Transformational Opportunity

Synergistic & Value Enhancing	• Natural extension to SWK's existing royalty monetization business, which generates income via royalties on life science products in a mix of structures • Enteris offers opportunity to create wholly-owned portfolio of milestones and royalties on IP-protected biotherapeutics with substantial upside optionality
Highly Favorable Deal Economics	• Attractive valuation with SWK buying undervalued portfolio of "call options" of current & future licenses, owned drug candidate assets, and CDMO operations • Ongoing Cara milestone payments further derisk purchase price: – Q4 2020 Enteris received milestone payments of $5.0mm from Cara with SWK entitled to $3.0mm – Q2 2021, Enteris earned a $10.0 million milestone payment from Cara, with Enteris retaining $3.9 million
"Game-Changing" Platform Technology	• Peptelligence and ProPerma enable oral conversion of peptides and difficult to formulate small molecules • Targets substantial market and serves as cornerstone for "asset-light" licensing revenue model. Six feasibility studies ongoing as of November 2021 • Franchise-like model ("multiple shots on goal") leverages partners' significant R&D and marketing / commercialization spend • Existing 505(b)(2) pharmaceutical development candidates plus ability to internally expand owned-product portfolio creates engine for additional future licenses
Strong Company; Positioned for Success	• Enteris possesses proven technology, clinical experience and in-house manufacturing which is unique compared with peers, some of which sport multi-hundred million dollar market values • Potential to expand Peptelligence and ProPerma platforms via acquisition of dosing technologies and CDMO assets • In Q1 2021, announced completion of manufacturing facility expansion and launch of CDMO business • Experienced management team buttressed by 2020 hiring of CMO and CEO

SWK HOLDINGS
23

Enteris Corporate Overview

Proven Technology, Late-Stage Commercial Partnerships, and Internal Pipeline

Drug Delivery Technology

- Peptelligence and ProPerma allow for oral delivery of drugs that are typically injected, including peptides and BCS class II, III, and IV small molecules
- Extensive intellectual property estate with protection through 2036
- Peptelligence licenses, including Cara Therapeutics, and development work with several large pharmaceutical partners including six feasibility studies as of November 2021

Commercial Platform

- Generates revenue three ways:
  - Formulation and development work
  - Clinical trial tablet manufacturing
  - Technology licenses consisting of milestones and royalties
- Upgraded high potency manufacturing cGMP operational in 2021

Internal 505(b)(2) Pipeline

- Oral leuprolide
  - Indications: Pediatric rare disease and female health
- Other candidates currently under evaluation
- Dr. Gary Shangold hired in January 2020 to optimize 505(b)(2) strategy

Company Highlights

- Privately held company based in Boonton, New Jersey
- To operate as a wholly-owned subsidiary, run by experienced management
- Rajiv Khosla, Ph.D. appointed as Chief Executive Officer in May 2020
- Expected to be profitable including anticipated license-related revenue
- Over time SWK anticipates Enteris will develop multiple "shots on goal" value proposition

SWK HOLDINGS

24

Enteris: Cara Therapeutics and Oral KORSUVA™

Oral KORSUVA

- Formulated with Enteris' Peptelligence technology
- Currently the subject of four late-stage clinical trials for pruritus
- Phase 2 trial targeting pruritus in patients with CKD produced positive top-line results
- Cara has indicated that it plans to initiate a Phase 3 program in early 2022

Licensing Agreement

- Licensing agreement between Enteris and Cara announced in August 2019
- Non-exclusive, royalty-bearing license for Peptelligence to develop, manufacture and commercialize Oral KORSUVA worldwide, excluding Japan and South Korea
- Enteris eligible to receive milestone payments and low single-digit royalties

Milestone Payment

- In Q2 2021, Enteris earned a $10.0 million milestone payment from Cara, with Enteris retaining $3.9 million
- In Q4 2020, Enteris received milestone payments of $5.0 million from Cara with SWK entitled to receive $3.0 million of this payment per Enteris acquisition agreement
- SWK eligible to receive additional potential milestone payments over the next several quarters (subject to the achievement of certain development milestones)

Successful completion of Cara milestones will validate both the Peptelligence platform and the breadth and depth of Enteris' comprehensive pharmaceutical capabilities

SWK HOLDINGS
25

Leadership Team Winston Black Chief Executive Officer • Appointed CEO in 2016 • Co-founded PBS Capital Management • Prior leadership positions at Highland Capital Management, Mallette Capital Management and ATX Communications Charles Jacobsen Chief Financial Officer • Appointed CFO in 2012 • Currently serves as Partner of Strategic Growth for CFGI • Previously served in CEO and CFO roles at multiple financing and investment firms Jody Staggs Managing Director • Joined in 2015 • Previously VP of Investments at Annandale Capital • Co-founded PBS Capital Management • Prior to PBS, served as Senior Portfolio Analyst at Highland Capital Management Yvette Heinrichson Chief Accounting Officer • Joined in 2016 • Proficient in technical GAAP accounting, SEC financial reporting, SOX implementation • Certified Fraud Examiner • Served as financial statement auditor and tax professional with Deloitte for multiple years Dr. Rajiv Kholsa Enteris subsidiary CEO • Joined in 2020 • Consulted with variety of biopharma and drug delivery companies on strategy, product development, and licensing transactions • Held senior roles in large and small biopharma companies including VP of Business Development at Biovail • Ph.D. in Pharmaceutical Drug Delivery

Growth Opportunity LIFE SCIENCE SPECIALTY FINANCE ENTERIS BIOPHARMA • SWK’s underwriting process has generated portfolio yields amongst the highest in the peer group • Deal pipeline remains strong and post SRC process, anticipate originations returning to historical levels in 2022 • SWK confident in continued B/V per share growth of >10% per year • Evaluating larger credit facility as needed • Enhanced management team • Augmented BD function in place with six feasibility studies signed YTD 2021 • Newly completed manufacturing expansion adds outsourced CDMO opportunity • Cara license continues to provide returnsrecent $10.0mm milestone 2021 setting stage for sustained period of growth and value creation at SWK

Why Invest in SWKH – Attractive Risk Reward Scenario 28 Attractive Valuation • SWK story is not widely known, having uplisted to Nasdaq without benefit of traditional IPO • Analyst coverage and proactive investor relations effort have helped to increase SWK’s visibility Strong Management/ Proven Processes Stable Earnings Longer-Term Upside Potential Lower Risk Bio-Basket “Unearthed Diamond” • Diverse, non correlated range of life science products with limited downside risk • Current portfolio consists of 26 investments across a range of healthcare sub-sectors • Debt and royalty investments generated 18.8% realized yield in 3Q21, ahead of the 13.8% portfolio effective yield; amongst best in class • Potential upside to base-line effective yield from royalties, early-loan payoffs, and warrants • Longer term, potential upside from Enteris via Peptelligence® licenses and 505(b)(2) developments and partnerships • SWK is run by a core group of experienced financing professionals with decades of knowledge in financing and the healthcare arena • SKW has a disciplined process to source and diligence potential opportunities with an eye towards minimizing risk and maximizing returns • With a Book Value per share of $20.36 and a stock price of $18.67 as of November 16, 2021, shares are trading at an 8% discount to book value

Balance Sheet

$ in 000s	Sep-21	Dec-20	Dec-19	Dec-18	Dec-17
ASSETS					
Cash and cash equivalents	$ 18,639	$ 3,008	$ 11,158	$ 20,227	$ 30,557
Interest and accounts receivable, net	2,254	1,911	2,554	2,195	1,637
Marketable investments	2,767	1,210	1,802	-	1,856
Other current assets	1,101	542	1,087	138	126
Total current assets	**$ 24,761**	**$ 6,671**	**$ 16,601**	**$ 22,560**	**$ 34,176**
Finance receivables, net	$ 196,141	$ 204,491	$ 172,825	$ 166,610	$ 151,995
Marketable investments	198	241	466	532	-
Cost method investment	3,491	3,491	-	-	-
Deferred tax assets, net	22,649	27,491	25,780	22,684	22,725
Warrant assets	3,650	2,972	3,555	2,777	987
Intangible assets, net	10,507	13,617	25,113	-	-
Goodwill	8,404	8,404	8,404	-	-
Property and equipment, net	5,791	5,211	1,292	25	-
Other non-current assets	1,029	1,312	336	474	-
Total assets	**$ 276,621**	**$ 273,901**	**$ 254,372**	**$ 215,662**	**$ 209,883**
LIABILITIES AND STOCKHOLDERS' EQUITY					
Accounts payable and accrued liabilities	$ 4,494	$ 3,652	$ 3,061	$ 2,581	$ 1,840
Revolving credit facility	8	11,758	-	-	-
Total current liabilities	4,502	15,410	3,061	2,581	1,840
Contingent consideration payable	10,670	16,900	14,500	-	-
Warrant liability	-	-	76	13	91
Other non-current liabilities	779	1,079	203	11	
Total liabilities	$ 15,951	$ 33,389	$ 17,840	$ 2,605	$ 1,931
Stockholders' equity:					
Common stock	$ 13	$ 13	$ 13	$ 13	13
Additional paid-in-capital	4,431,480	4,430,924	4,432,146	4,432,499	4,433,589
Accumulated deficit	(4,170,823)	(4,190,425)	(4,195,627)	(4,219,455)	(4,225,863)
Accumulated other comprehensive income	-	-	-	-	213
Total stockholders' equity	260,670	240,512	236,532	213,057	207,952
Total liabilities and stockholders' equity	**$ 276,621**	**$ 273,901**	**$ 254,372**	**$ 215,662**	**$ 209,883**

In 2019 and 2018 certain asset and liabilities were classified as "current", thus prior periods may not be directly comparable.

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29

Income Statement

$ in 000s, except per share amounts	LTM 3Q21	Dec-20	Dec-19	Dec-18	Dec-17
Revenues					
Finance receivable interest income, including fees	$ 37,919	$ 30,800	$ 30,117	$ 25,978	$ 26,877
Pharmaceutical development	13,673	5,903	621	-	-
Income related to investments in unconsolidated entities	-	-	-	-	10,530
Other	467	9	9	12	79
Total Revenues	52,059	36,712	30,747	25,990	37,486
Costs and expenses:					
Provision for loan credit losses	-	-	2,209	6,179	-
Impairment expense	-	163	-	7,875	8,509
General and administrative	12,156	10,546	7,430	4,866	4,101
Change in fair value of acquisition-related contingent consideration	2,289	4,400	-	-	-
Depreciation and amortization	5,767	12,091	4,954	17	-
Pharmaceutical manufacturing, research and development expense	6,505	4,268	1,176	-	-
Interest expense	382	455	338	160	-
Total costs and expenses	27,099	31,923	16,107	19,097	12,610
Other income (expense), net:					
Unrealized net gain (loss) on derivatives	1,243	(586)	362	484	(1,115)
Unrealized net gain (loss) equity securities	1,632	(591)	1,643	(1,035)	-
Gain (loss) on sale of investments	53	53	197	(105)	243
Income before income tax expense (benefit)	27,888	3,665	16,842	6,237	24,004
Income tax expense (benefit)	3,642	(1,537)	(6,986)	42	15,753
Consolidated net income	24,246	5,202	23,828	6,195	8,251
Net income attributable to non-controlling interests	-	-	-	-	5,204
Net income attributable to SWK Holdings Corp Stockholders	$ 24,246	$ 5,202	$ 23,828	$ 6,195	$ 3,047
Net income per share attributable to SWK Holdings Corp Stockholders					
Basic	$ 1.90	$ 0.40	$ 1.85	$ 0.47	$ 0.23
Diluted	$ 1.89	$ 0.40	$ 1.85	$ 0.47	$ 0.23
Weighted Average Shares					
Basic	12,794	12,852	12,906	13,051	13,036
Diluted	12,833	12,862	12,911	13,054	13,040

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30

Cash Flow Statement $ in 000s,* YTD Sept-21 Dec-20 Dec-19 Dec-18 Dec-17 Cash flows from operating activities: Consolidated net income $19,602 $5,202 $23,828 $6,195 $8,251 Adjustments to reconcile net income to net cash provided by operating activities: Income from investments in unconsolidated entity - - - - (10,530) Provision for loan credit losses - - 2,209 6,179 - Amortization of debt issuance costs 35 163 188 - - Impairment expense - 188 - 7,875 8,509 Deferred income tax 4,842 (1,711) (7,100) 31 15,745 Change in fair value of warrants (678) 586 (362) (484) 1,115 Change in fair value of equity securities (1,557) 591 (1,643) 1,035 - Change in fair value of acquisition-related contingent consideration (147) - - - - Gain on sale of investments - (53) (197) 105 (243) Loan discount amortization and fee accretion (2,016) 4,400 (349) 487 (1,926) Interest paid-in-kind (698) (1,983) (1,287) (191) (1,779) Stock-based compensation 556 (2,145) 530 267 300 Interest income in excess of cash collected - 728 (82) (249) (534) Depreciation and amortization expense 3,305 12,091 4,954 28 17 Changes in operating assets and liabilities: Interest and accounts receivable (343) 643 (214) (558) (583) Other assets (371) (959) (205) 202 (42) Accounts payable and other liabilities 542 1,527 (1,734) (1,296) 1,158 Net cash provided by operating activities $23,072 $19,268 $18,536 $ 19,626 $ 19,458 Cash flows from investing activities: Acquisition of business, net of cash acquired - - (19,719) - - Proceeds from sale of investments - - 197 221 345 Investment in equity securities - - (159) - - Cash distributions from investments in unconsolidated entity - - - - 17,515 Cash received for settlement of warrants - 53 - - - Investment in finance receviables (20,100) (42,859) (51,039) (90,110) (37,432) Repayment of finance receivables 31,162 11,752 43,980 61,706 7,368 Corporate debt security principal payment 43 62 66 69 93 Purchases of property and equipment (877) (3,937) - - - Other 164 (237) (48) (16) (12) Net cash provided by (used in) investing activities $ 10,392 $ (35,166) $ (26,722) $ (28,130) $ (12,123) Cash flows from financing activities: Distribution to non-controlling interests - - - - (8,960) Net proceeds from credit facility (11,750) 11,758 - - - Payment of acquisition-related contingent consideration (6,083) (2,000) - - Repurchases of common stock, including fees & expenses - (2,010) (883) (1,357) - Debt Issuance Costs - - - (469) - Net cash (used in) provided by financing activities $ (17,833) $ 7,748 $ (883) $ (1,826) $ (8,960) Net increase (decrease) in cash and cash equivalents 15,631 (8,150) (9,069) (10,330) (1,625) Cash and cash equivalents at beginning of period 3,008 11,158 20,227 30,557 32,182 Cash and cash equivalents at end of period $ 18,639 $ 3,008 $ 11,158 $ 20,227 $ 30,557

Reconciliation of Non-GAAP Adjusted Net Income

- The following tables provide a reconciliation of SWK's reported (GAAP) consolidated net income to SWK's adjusted consolidated net income (Non-GAAP) for the periods denoted in the table. The table eliminates provisions for income taxes, non-cash mark-to-market changes on warrant assets and SWK's warrant, and Enteris amortization:

$ in 000s, except per share amounts	LTM 3Q21	Dec-20	Dec-19	Dec-18	Dec-17
Consolidated net income	$ 24,246	$ 5,202	$ 23,828	$ 6,195	$ 8,251
Add: income tax expense (benefit)	3,642	(1,537)	(6,986)	42	15,753
Add: Enteris intangibles amortization	5,330	11,735	4,816	-	-
Add : loss on remeasurement of contingent consideration	2,289	4,400	-	-	-
Add: loss (gain) on fair market value of equity securities	(1,632)	591	144	1,035	-
Add: loss (gain) on fair market value of warrants	(1,243)	586	(362)	(484)	1,115
Add: strategic review legal, consulting and board expenses	1,004	-	-	-	
Adjusted income before provision for income tax	$ 33,636	$ 20,977	$ 21,440	$ 6,788	$ 25,119
Add: Adjusted provision for income tax	-	-	-	-	-
Non-GAAP consolidated net income	$ 33,636	$ 20,977	$ 21,440	$ 6,788	$ 25,119
Less: Non-GAAP adjusted net income attributable to non-controlling interest	-	-	-	-	(5,204)
Non-GAAP adjusted net income attributable to SWK Holdings Corporation stockholders	$ 33,636	$ 20,977	$ 21,440	$ 6,788	$ 19,915

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Reconciliation of Non-GAAP Specialty Finance Net Income

- The following tables provide a reconciliation of SWK's consolidated adjusted income before provision for income taxes, listed in the table above, to the non-GAAP adjusted net income for the specialty finance business for the periods denoted below. The table eliminates expenses associated with the acquisition of Enteris, and Enteris operating losses.

$ in 000s, except per share amounts	LTM 3Q21	Dec-20	Dec-19	Dec-18	Dec-17
Adjusted income before provision for income tax	$ 33,636	$ 20,977	$ 21,440	$ 6,788	$ 19,915
Add: Enteris acquisition expense	-	-	1,151	-	-
Add: Enteris operating loss (gain), excluding amortization	(2,113)	2,282	1,880	-	-
Adjusted specialty finance income before provision for income taxes	$ 31,523	$ 23,259	$ 24,471	$ 6,788	$ 19,915
Adjusted provision for income taxes	-	-	-	-	-
Non-GAAP specialty finance net income	$ 31,523	$ 23,259	$ 24,471	$ 6,788	$ 19,915

- The following tables provide a reconciliation of SWK's book value per share to the non-GAAP adjusted book value per share for the specialty finance business. The table eliminates the net deferred tax asset, and Enteris-related net intangibles, goodwill, and net property, plant and equipment. Diluted shares outstanding are as of period end.

$ in 000s, except per share amounts	Sep-21
SWK Specialty Finance Book Value, net	
Stockholders' Equity (Book Value)	$ 260,670
Less: Deferred tax asset, net	22,649
Tangible book value	$ 238,021
Less Enteris book value, net	14,031
Specialty Finance tangible book value	$ 223,990
Book value per share	$ 20.36
Tangible book Value per share	$ 18.59
Specialty Finance tangible book value per share	$ 17.50
Diluted Shares outstanding	12,801

	Sep-21
Enteris Book Value, net*	
Intangible assets, net	$ 10,507
Goodwill	8,404
Property and equipment, net	5,790
Total Enteris-related assets	$ 24,701
Less: Contingent consideration payable	10,670
Enteris book value, net	$ 14,031
Enteris book value, net per share	$ 1.10

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33

Contact Information CONFIDENTIAL SWK Senior Management Investor & Media Relations: Tiberend Strategic Advisor .. Winston Black: .. Phone: 972.687.7251 .. Email: wblack@swkhold.com .. Jody Staggs: .. Phone: 972.687.7252 .. Email: jstaggs@swkhold.com .. Office address: .. 14755 Preston Road, Ste 105 Dallas, TX 75254 .. Website: www.swkhold.com .. Jason Rando (Media): .. Email: jrando@tiberend.com .. Maureen McEnroe , CFA (Investors): .. Email: mmcenroe@tiberend.com

35 Collaborative Approach to Life Science Financing